UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2026

Vir Biotechnology, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39083	81-2730369
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1800 Owens Street, Suite 900
San Francisco, California	94158
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (415) 906-4324

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value	VIR	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On February 25, 2026, Vir Biotechnology, Inc. (Vir Bio) entered into an underwriting agreement (the Underwriting Agreement) with Goldman Sachs & Co. LLC, Leerink Partners LLC, Evercore Group L.L.C. and Barclays Capital Inc., as representatives of the several underwriters named in Schedule I thereto (the Underwriters), in connection with the offer and sale by Vir Bio of 17,647,059 shares of common stock of Vir Bio, par value $0.0001 per share (Common Stock), at a price to the public of $8.50 per share (the Offering). The Offering is expected to close on February 27, 2026, subject to the satisfaction of customary closing conditions.

Pursuant to the terms of the Underwriting Agreement, Vir Bio granted the Underwriters an option, exercisable for 30 days, to purchase up to an additional 2,647,058 shares of Common Stock at the public offering price.

Vir Bio expects to receive net proceeds from the Offering of approximately $141.1 million, or approximately $162.3 million if the Underwriters exercise in full their option to purchase additional shares, after deducting underwriting discounts and commissions and estimated Offering expenses.

The shares are being offered and sold by means of an effective registration statement on Form S-3ASR, including a base prospectus, filed with the U.S. Securities and Exchange Commission on November 3, 2023 (File No. 333-275314), and a prospectus supplement dated February 25, 2026.

The Underwriting Agreement contains customary representations, warranties and covenants by Vir Bio, customary conditions to closing and indemnification obligations of Vir Bio and the Underwriters against certain liabilities. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates and were solely for the benefit of the parties to such agreement. The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to a copy of the Underwriting Agreement, which is filed herewith as Exhibit 1.1 and is incorporated herein by reference.

The legal opinion, including the related consent, of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP relating to the validity of the shares of the Common Stock in the Offering is filed as Exhibit 5.1 hereto.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement dated as of February 25, 2026, among Vir Biotechnology, Inc. and Goldman Sachs & Co. LLC. Leerink Partners LLC, Evercore Group L.L.C. and Barclays Capital Inc., as representatives of the underwriters named therein.

5.1	Opinion and Consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP.

23.1	Consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP (included in Exhibit 5.1).

104	Cover Page Interactive Data File (formatted as inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIR BIOTECHNOLOGY, INC.

Date: February 26, 2026	By:	/s/ Marianne De Backer
Marianne De Backer, M.Sc., Ph.D., MBA Chief Executive Officer